UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 19, 2020

VISHAY INTERTECHNOLOGY INC

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Executive Officers

Effective July 1, 2020, Joel Smejkal, 53, Executive Vice President – Business Head Passive Components, will move into a new role as Executive Vice President – Corporate Business Development. Mr. Smejkal will continue to report directly to our Chief Executive Officer, Dr. Gerald Paul.

Jeff Webster, 49, will assume Mr. Smejkal’s responsibilities as Executive Vice President – Business Head Passive Components effective July 1, 2020. On the same date, Andreas Randebrock, 55, will become Executive Vice President – Global Human Resources. Messrs. Webster and Randebrock will report directly to Dr. Paul. On June 30, 2020, Werner Gebhardt, Executive Vice President – Global Human Resources will retire from that position.

Mr. Webster was formerly Senior Vice President – Corporate Quality, is currently working on special projects as Assistant to the CEO and has been with Vishay since January 2000.  Mr. Randebrock is currently Senior Vice President – Employee Development and has been with Vishay since May 2015.

Vishay Intertechnology, Inc.'s ("Vishay," or the "Company") Compensation Committee has approved an increase of Mr. Smejkal’s base salary to $561,966 effective July 1, 2020. With respect to Messrs. Webster and Randebrock, the Compensation Committee has reviewed the salaries, bonus arrangements, and other incentives, and the Company intends to file the employment agreements memorializing those terms as exhibits to its next quarterly report on Form 10-Q.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 19, 2020.  At the Annual Meeting of Stockholders, Vishay's stockholders elected three directors to hold office until the 2023 annual meeting and one director to hold office until the 2021 annual meeting, ratified the appointment of Ernst & Young LLP as Vishay's independent registered public accounting firm for the year ending December 31, 2020, and voted on an advisory basis to approve Vishay's executive compensation.

Each share of common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes.

The results of the votes of stockholders on each matter set forth at the Annual Meeting are as follows:

Election of Directors to Hold Office until 2023

	For	Withheld	Broker Non-Votes
Michael J. Cody
Common stock	112,110,761	1,059,837	6,013,688
Class B common stock	12,057,515	-	262
Total voting power	232,685,911	1,059,837	6,016,308
Dr. Abraham Ludormirski
Common stock	92,146,553	21,024,045	6,013,688
Class B common stock	12,039,494	18,021	262
Total voting power	212,541,493	21,204,255	6,016,308
Raanan Zilberman
Common stock	95,816,986	17,353,612	6,013,688
Class B common stock	12,039,494	18,021	262
Total voting power	216,211,926	17,533,822	6,016,308

Election of Director to Hold Office Until 2021

	For	Withheld	Broker Non-Votes
Jeffrey H. Vanneste
Common stock	108,481,325	4,689,273	6,013,688
Class B common stock	12,057,515	-	262
Total voting power	229,056,475	4,689,273	6,016,308

Ratification of Appointment of Independent Registered Public Accounting Firm

	For	Against	Abstain	Broker Non-Votes
Common stock	116,448,355	2,642,997	92,934	-
Class B common stock	12,057,777	-	-	-
Total voting power	237,026,125	2,642,997	92,934	-

Advisory Vote on Executive Compensation

	For	Against	Abstain	Broker Non-Votes
Common stock	108,780,753	4,146,153	243,692	6,013,688
Class B common stock	12,023,171	-	34,344	262
Total voting power	229,012,463	4,146,153	587,132	6,016,308

Item 8.01 - Other Events

Cash Dividend Declaration

On May 20, 2020 Vishay declared a quarterly cash dividend of $0.095 per share of common stock and Class B common stock outstanding payable on June 25, 2020 to stockholders of record at the close of business on June 12, 2020. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.1 to this report.

Convertible Notes Repurchase Authority

On May 20, 2020, the Company’s Board of Directors authorized a program to repurchase up to $200 million of the outstanding convertible senior notes due 2025 in open market repurchases or through privately negotiated transactions.   Such transactions are subject to the execution of formal agreements with a purchasing agent, as well as market and business conditions, legal requirements, and other factors.  Such authorization does not obligate us to acquire any particular amount of convertible senior notes, and it may be terminated or suspended at any time at our discretion, in accordance with applicable laws and regulations.  The Company expects to fund any such transactions through cash on hand, and if necessary, borrowings under its revolving credit facility.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Dividend declaration press release dated May 20, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2020

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer